UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Dolan Media Company
 (Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 317-9420

None
(Former name or former address if changed since last report.) 706 Second Avenue South, Suite 1200 Minneapolis, Minnesota 55402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2008, our Board of Directors approved amendments to Sections 2.05, 2.06, 2.07, 2.10 and 2.12 of our second amended and restated bylaws, all of which are effective immediately. These amendments:

1. clarify that the advance notice requirements and procedures set forth in our bylaws are the exclusive means, and distinguish such requirements and procedures, for a stockholder to nominate individuals to serve as directors or to propose other business to be heard at our stockholder meetings;

2. expand the information stockholders are required to include in notices proposing director nominations or other business to be heard at our stockholder meetings to include (a) information regarding any associated stockholder; and (b) a description of any derivative positions and other hedging transactions into which the stockholder or any associated stockholder may have entered;

3. require that notices for director nominees also describe whether the nominee is or intends to become a party to an agreement, arrangement or understanding with respect to how the nominee, if elected, will act or vote on any issue or pursuant to which another person will compensate or indemnify the nominee, if elected, for his/her service as our director;

4. require stockholders to update and supplement their notice so that the information provided is accurate as of the date of our stockholders meetings; and

5. clarify the quorum and voting requirements for stockholders meetings.

The foregoing description of these amendments are qualified in their entirety by reference to the full text of the second amended and restated bylaws (as amended December 15, 2008) that are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibits

3.1	Second Amended and Restated Bylaws (as amended December 15, 2008) [Marked to show changes]
3.2	Second Amended and Restated Bylaws (as amended December 15, 2008)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY

By:	/s/ Scott J. Pollei

	Name:	Scott J. Pollei
Its: Executive Vice President and Chief
Financial Officer

Dated: December 18, 2008

Exhibit Index

Exhibit
Number	Description of Exhibits

3.1	Second Amended and Restated Bylaws (as amended December 15, 2008) [Marked to show changes]
3.2	Second Amended and Restated Bylaws (as amended December 15, 2008)